EXHIBIT 10.2

Term Loan Note

$5,000,000.00	September 17, 2025

FOR VALUE RECEIVED, VTC, L.L.C., a Maryland limited liability company (“Borrower”), hereby promises to pay to the order of SUSSER BANK, a Texas state bank, and its successors and assigns (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) advanced by Lender to or for the benefit or account of Borrower, or such lesser amount as may be advanced to or for the benefit or account of Borrower, pursuant to the terms of that certain Credit Agreement, dated as of December 31, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, TSS, Inc., a Delaware corporation (“Parent”) the lenders from time to time party thereto, and Susser Bank, a Texas state bank, as Administrative Agent (“Administrative Agent”) and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until the Incremental Term Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Term Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Incremental Term Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Incremental Term Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER: VTC, L.L.C., a Maryland limited liability company

By:	/s/ Daniel M. Chism
Name:	Daniel M. Chism
Title:	Vice President and Treasurer

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